UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported)
August 2, 2018

ADTALEM GLOBAL EDUCATION INC.
(Exact name of registrant as specified in its charter)

Delaware	1-13988	36-3150143
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 West Monroe Chicago, IL	60661
(Address of principal executive offices)	(Zip Code)

(630) 515-7700
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

______________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CPR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ⃞

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ⃞

Item 1.01.	Entry into a Material Definitive Agreement.

          On August 2, 2018, Adtalem Global Education, Inc. (“Adtalem”) entered into Amendment No. 1 to the Stock Purchase Agreement (“Amendment No. 1”) with Cogswell Education, LLC (“Cogswell”).  Amendment No. 1 amends the Stock Purchase Agreement, dated as of December 4, 2017 (the “Agreement”), by and between Adtalem and Cogswell. Amendment No. 1 extends the number of days following receipt of a Department of Education Preacquisition Response during which Cogswell may terminate the Agreement from 45 days to 90 days, expands the circumstances under which Adtalem will reimburse Cogswell for certain third party expenses and increases the amount of Cogswell's third party expenses that shall be fully reimbursed by Adtalem in certain circumstances to $750,000 and partially reimbursed to $850,000.

The foregoing description of Amendment No. 1 does not purport to be complete and is qualified in its entirety by reference to the full text of Amendment No. 1, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01.	Other Events.

On August 3, 2018, Adtalem issued a press release announcing plans to relocate Ross University School of Medicine’s medical sciences campus from Dominica to Barbados.  A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

2.1       Amendment No. 1 to the Stock Purchase Agreement, dated as of August 2, 2018, by and between Adtalem and Cogswell

99.1      Press Release of Adtalem, dated August 3, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADTALEM GLOBAL EDUCATION INC.
(Registrant)

		By:	/s/ Stephen W. Beard
Stephen W. Beard
Senior Vice President, General Counsel

Date:	August 3, 2018